                                                                     Exhibit 21

               SUBSIDIARIES OF IMPERIAL CREDIT INDUSTRIES, INC.

                                                    State or other
                                                   Jurisdiction of
                                                   Incorporation of
            Name                                     Organization
            ----                                     ------------
            Southern Pacific Bank                     California
            Imperial Warehouse Finance, Inc.          California
            Imperial Business Credit, Inc.            California
            Imperial Credit Advisors, Inc.            California
            Imperial Credit Worldwide, Ltd.           California
            Imperial Credit Asset Management, Inc.    California
            ICII Ventures, Inc.                         Delaware
            Skypark Capital Management, Inc.          California
            Imperial Credit Asset Resolution, Inc.    California
            Corona Film Finance Fund, LLC               Delaware
            Imperial Credit Lender Services, Inc.     California
            Imperial Credit Commercial                California
            Mortgage Investment Corporation             Maryland
            Auto Marketing Network, Inc.                Delaware
            Imperial Credit Investment Corp.          California